UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 18, 2013

ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 San Deigo, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed on its Current Report on Form 8-K filed June 15, 2012, Adamis Pharmaceuticals Corporation (the “Company”) entered into a private placement financing transaction with Gemini Master Fund, Ltd.  Pursuant to the financing, the Company issued 10% Senior Convertible Note dated June 11, 2012 (the “Note”), in the aggregate original principal amount of $500,000 and 500,000 shares of common stock, and received gross proceeds of $500,000, excluding transaction costs and expenses.  The Note was convertible into shares of the Company’s common stock at any time at the discretion of the investor at an initial conversion price per share of $0.55.  Principal and unpaid interest under the Note was due and payable nine months after the date of the Note.

On March 18, 2013, the Company and Gemini amended the Note effective as of March 11, 2013, to extend the maturity date of the Note to July 11, 2013.  Interest will continue to accrue and be paid on the outstanding Note.  No other changes were made to the Note or agreements relating to the Note, and all other provisions of the Note and other agreements continue in full force and effect.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS ORPORATION

Dated:	March 19, 2013	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer

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